As filed with the Securities and Exchange Commission on April 9, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NAKAMOTO INC.

(Exact name of registrant as specified in its charter)

Delaware	84-3829824
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

300 10th Ave South,

Nashville, TN 37203

(615) 676-8668

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Bailey

Chief Executive Officer

Nakamoto Inc.

300 10th Ave South,

Nashville, TN 37203

(615) 676 8668

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lynwood E. Reinhardt

Michael S. Lee

Katherine E. Geddes

Reed Smith LLP

2850 N. Harwood Street, Suite 1500

Dallas, TX 75201

Telephone: (469) 680-4220

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement on Form S-3 of Nakamoto Inc. (the “Company”) is being filed to replace the Registration Statement on Form S-3ASR (File No. 333-289868) (the “Prior Registration Statement”), which was no longer usable following the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Form 10-K”), because the Company was no longer a “well-known seasoned issuer”, as such term is defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), upon the filing of the 2025 Form 10-K.

This Registration Statement contains two prospectuses:

●	a base prospectus which covers the offer and sale by us of up to $6,993,570,615.16 in the aggregate from time to time of shares of our Common Stock, shares of our preferred stock, debt securities, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering; and

●	an “at the market offering” prospectus covering the offering, issuance and sale by the registrant of up to $4,993,570,615.16 of the registrant’s Common Stock (the “ATM Program”) that may be issued and sold from time to time under the Sales Agreement (the “Sales Agreement”), dated August 26, 2025, with TD Securities (USA) LLC, Cantor Fitzgerald & Co., B. Riley Securities, Inc., The Benchmark Company, LLC, Canaccord Genuity LLC, Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, Craig-Hallum Capital Group LLC, Needham & Company, LLC and Yorkville Securities, LLC (the “ATM Prospectus”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus.

The ATM Prospectus immediately follows the base prospectus. The $4,993,570,615.16 of common stock that may be offered, issued, and sold under the sales agreement prospectus is included in the $6,993,570,615.16 of securities that may be offered, issued, and sold by the Company under the base prospectus. Upon termination of the Sales Agreement, any portion of the $4,993,570,615.16 included in the ATM Prospectus that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if none such shares are sold, the full $6,993,570,615.16 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the U.S. Securities and Exchange Commission declares our registration statement effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED April 9, 2026

PROSPECTUS

$6,993,570,615.16

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Purchase Contracts

Units

Nakamoto Inc.

Nakamoto Inc. (formerly known as Kindly MD, Inc.) (the “Company” or “we”) may offer and sell from time to time shares of our Common Stock, shares of our preferred stock, debt securities, warrants, rights, purchase contracts or units, or any combination thereof, having an initial offering price not to exceed $6,993,570,615.16, which may be issued in one or more series and which may be senior debt securities or subordinated debt securities, warrants to purchase shares of our Common Stock, shares of our preferred stock or our debt securities, units that include any of the foregoing securities, and rights to purchase shares of our Common Stock, shares of our preferred stock, our debt securities or units. We may sell any combination of these securities in one or more offerings, at prices and on terms to be determined prior to the time of the offering.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing more information about the particular offering together with this prospectus. The prospectus supplement also may add, update or change information contained in this prospectus.

These securities may be sold on a continuous or delayed basis directly to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See “About this Prospectus” beginning on page 1 of this prospectus and “Plan of Distribution” beginning on page 23 of this prospectus for more information.

You should carefully read this prospectus, any accompanying prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference herein or therein, before you invest in any of our securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the accompanying prospectus supplement.

Our Common Stock is currently listed on The Nasdaq Stock Market LLC under the symbol “NAKA”. On April 6, 2026, the last reported sale price of our Common Stock was $0.2187. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Stock Market LLC or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a number of significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” on page 7 of this base prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                             , 2026.

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ABOUT THIS PROSPECTUS

To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on us and the business conducted by us.

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time shares of our Common Stock, shares of our preferred stock, debt securities, warrants, rights, purchase contracts or units, or any combination thereof, up to a total dollar amount of $6,993,570,615.16, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering.

This prospectus provides you with a general description of the securities that we may offer. Each time securities are sold under this shelf registration statement, we will provide an accompanying prospectus supplement that will contain specific information about the terms of those securities and the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Incorporation by Reference.”

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement can be found on the SEC’s website at www.sec.gov.

You should rely only on the information provided in the registration statement, this prospectus, and any accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. The securities may be sold for U.S. dollars, foreign-denominated currency, currency units or composite currencies. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency, currency units or composite currencies as specified in the applicable prospectus supplement. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the securities. The prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any related fee, commission or discount arrangements. See “Plan of Distribution” beginning on page 23 of this prospectus.

This prospectus and the documents incorporated by reference herein contain estimates, projections, market research and other information concerning, among other things, our industry, our business, and the digital asset ecosystems in which we operate. Unless otherwise expressly stated, we obtain this information from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, digital asset and general publications, government data and similar sources as well as from our own internal estimates and research and from publications, research, surveys and studies conducted by third parties on our behalf. We believe this information is accurate in all material respects as of the date of this prospectus. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are reflected in this information.

The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement.

Unless the context requires otherwise, in this prospectus, the terms “Nakamoto,” “the Company,” “we,” “us” and “our” refer to Nakamoto Inc. (formerly known as Kindly MD, Inc.) and its consolidated subsidiaries, including Nakamoto Holdings, Inc., BTC Inc. and UTXO Management GP, LLC, among others (except where it is clear from the context that the term means only the issuer, Nakamoto Inc.). Unless otherwise stated or indicated by context, the phrase “this prospectus” refers to the prospectus and any applicable prospectus supplement. In this prospectus, we sometimes refer to the shares of Common Stock, shares of preferred stock, debt securities, warrants, rights, purchase contracts or units consisting of combinations of any of the foregoing collectively as the “securities.”

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WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act, we filed a registration statement on Form S-3 relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are part of the registration statement or the exhibits to the reports or other document incorporated into this prospectus for a copy of such contract agreement or other document.

Because we are subject to the information and reporting requirements under the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the Commission are available to the public over the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website or via the SEC’s EDGAR database. In addition, you can find more information about us on our website at www.nakamoto.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, contained or incorporated by reference in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. These statements are only predictions. You should not place undue reliance on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties, many of which are beyond our control, or currently unknown to us. Our assumptions may turn out to be inaccurate and actual events or results may differ materially from our expectation or projections. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including:

●	Our ability to raise capital that is necessary to sustain our anticipated operations and implement our business plan;

●	Our ability to implement our business plan;

●	Our ability to generate sufficient cash to survive;

●	The degree and nature of our competition;

●	The general volatility of the capital markets and the establishment of a market for our shares;

●	The potential impact of any future prolonged government shutdown;

●	Disruptions in the U.S. and global economic, financial and geopolitical conditions, including the lingering effects of terrorism and threats of terrorist attacks, armed conflicts and other disruptive worldwide political and economic events and environmental weather conditions;

●	The price and volatility of Bitcoin;

●	Our ability to implement our Bitcoin treasury strategy and its effects on our business; and

●	Other risks detailed in the cautionary statements included, or incorporated by reference, in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make.

The foregoing list may not include all of the risk factors that impact the forward-looking statements made in this prospectus. Our actual financial condition and results could differ materially from those expressed or implied by our forward-looking statements as a result of various factors, including those discussed in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, as well as in the other reports we file with the SEC. You should read this prospectus and the documents filed as exhibits to the registration statement, of which this prospectus is a part, with the understanding that our actual future results may be materially different from the results expressed or implied by our forward-looking statements. The forward-looking statements contained in this prospectus and incorporated by reference herein are made as of the date hereof, and we do not assume any obligation to update any forward-looking statements except as required by applicable law.

We operate in an evolving environment. New risks and uncertainties emerge from time to time and it is not possible for our management to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual future results to be materially different from those expressed or implied by any forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements and our management is responsible for the accuracy of such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

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PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of our business and our securities. The reader should read the entire prospectus carefully, especially the risks of investing in our securities discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under “Summary” and “Risk Factors” as well as those noted in the documents incorporated herein by reference, are forward-looking statements and may involve a number of risks and uncertainties. Our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

Company Overview

Nakamoto Inc., a Delaware corporation, is a Bitcoin company building a global portfolio of Bitcoin-native companies. We plan to grow our Bitcoin holdings through disciplined accumulation and to leverage our treasury to acquire and develop an ecosystem of Bitcoin companies across finance, media, advisory and more.

We were formed in 2019 as a healthcare and healthcare data company. On August 14, 2025, we acquired a privately held Bitcoin treasury company through a reverse merger and began our Bitcoin treasury and investment strategy. We hold all of our Bitcoin in custody at U.S.-based, institutional-grade custodians that have demonstrated records of regulatory compliance and information security.

On May 12, 2025, we entered into an Agreement and Plan of Merger with our wholly owned subsidiary, Kindly Holdco Corp., and Nakamoto Holdings, Inc. (“Nakamoto”), to merge Nakamoto into Merger Sub, with Nakamoto surviving as a wholly owned subsidiary of the Company (the “August 2025 Merger”). The consideration for the August 2025 Merger consisted of approximately 22.3 million shares of Common Stock. In connection with the August 2025 Merger, we also entered into private placement subscription agreements (the “PIPE Transactions”), with gross proceeds of approximately $540.0 million. Net proceeds from the PIPE Transactions are intended to be used to acquire bitcoin, implement our bitcoin treasury strategy (the “Bitcoin Treasury Strategy”), and for working capital and general corporate purposes. On May 12, 2025, we also agreed to issue convertible notes in the principal amount of $200.0 million to YA II PN, Ltd. (the “Debt Financing”). The August 2025 Merger and PIPE Transactions closed on August 14, 2025, and the Debt Financing closed on August 15, 2025.

On August 26, 2025, we entered into a Sales Agreement with TD Securities (USA) LLC, Cantor Fitzgerald & Co., B. Riley Securities, Inc., The Benchmark Company, LLC, Canaccord Genuity LLC, Cohen & Company Capital Markets, Craig-Hallum Capital Group LLC, Needham & Company, LLC, and Yorkville Securities, LLC (the “Agents”), (the “Sales Agreement”), pursuant to which we may offer and sell shares of our Common Stock having an aggregate offering price of up to $5 billion from time to time through the Agents, acting as our sales agents (the “ATM Program”).

On February 20, 2026, we acquired BTC Inc, the leading provider of Bitcoin-related media and events, and UTXO Management GP, LLC (“UTXO”), an investment firm focused on private and public Bitcoin companies. Through BTC Inc we operate one of the largest global media platforms for Bitcoin, anchored by the globally recognized Bitcoin Conference. UTXO is the first investment in our financial and asset management services division.

Business Segments

We have two principal business segments: Bitcoin Operations and Healthcare Operations.

1.	Bitcoin Operations

A core component of our business strategy is the acquisition and long-term holding of Bitcoin as a treasury reserve asset. We believe Bitcoin is an attractive asset because it can serve as a store of value supported by a robust and public open-source architecture that is untethered to sovereign monetary policy, it offers the potential to serve as a hedge against inflation given its fixed supply, and the Bitcoin network provides the infrastructure and opportunity for the development of financial and technological innovations. As of December 31, 2025, we held approximately 5,342 Bitcoin valued at $467.5 million.

We view our Bitcoin holdings as long-term holdings and expect to continue to accumulate Bitcoin in the future. We also intend to pursue strategies to create income streams or otherwise generate funds using our Bitcoin holdings. Our Bitcoin operations strategy also includes making minority investments into other Bitcoin-native companies.

Our acquisitions of Bitcoin are conducted through U.S.-based, institutional-grade custodians and reputable third-party exchanges. Our process for purchasing Bitcoin involves due diligence on counterparties, execution through regulated exchanges or over-the-counter desks, and careful consideration of transaction costs.

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2.	Healthcare Operations

Kindly LLC (“KindlyMD”), a Utah Limited Liability Company, is a patient-first healthcare company providing value-based care and patient-centered medical services. KindlyMD leverages data analysis and focused integration of mental healthcare to deliver evidence-based, personalized solutions to reduce opioid use and improve health outcomes.

KindlyMD’s value proposition is to provide a patient-focused healthcare experience that integrates traditional medical evaluation and management with mental health integration and compliant alternative medicine education. KindlyMD focuses on creating personalized care plans that help patients return to work and life faster, reduce opioid use, and achieve high patient satisfaction.

KindlyMD’s specialty outpatient clinical services are reimbursed by Medicare, Medicaid, and commercial insurance contracts, and are also offered on a fee-for-service basis. Services include outpatient and telemedicine evaluations and management of pain, functional medicine, cognitive behavioral therapy, recovery support services, overdose education efforts, peer support, limited urgent care, preventative medicine, medically managed weight loss, and hormone therapy.

KindlyMD currently earns revenue through (i) patient care services related to medical evaluation and treatment, (ii) service affiliate agreements, and (iii) product retail sales. Retail product offerings may include products that contain CBD, while maintaining tetrahydrocannabinol (“THC”) amounts within the limits set in the 2018 Farm Bill, as amended, including amendments made by the 2025 Continuing Resolution and Appropriation Package (H.R. 5371).

For a description of our business, financial condition, results of operations and other important information regarding the Company and its digital assets, we refer you to our filings with the SEC incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information” beginning on page 2 of this prospectus.

Recent Developments

Convertible Notes Redemption

On September 30, 2025, we repaid in full our outstanding Secured Convertible Debenture issued to YA II PN, Ltd. In connection with the repayment, the Debenture Purchase Agreement and Security Documents (as defined in the Debenture Purchase Agreement) were terminated (other than specified indemnification provisions), and the Registration Rights Agreement between the Company and YA II PN, Ltd. dated August 15, 2025 is no longer in effect. As a result, no shares are issuable upon conversion of the debenture.

Change in State of Incorporation

On December 17, 2025, we completed a change in our state of incorporation from Utah to Delaware by filing a Certificate of Incorporation with the Secretary of State of the State of Delaware. In connection with the reincorporation, our corporate affairs became subject to the Delaware General Corporation Law, and the rights of stockholders are now governed by Delaware law and our Certificate of Incorporation and Bylaws, as adopted in connection with the reincorporation. The reincorporation did not result in any change in the Company’s business, management, fiscal year, assets or liabilities.

Name Change

On January 21, 2026, we changed our corporate name from Kindly MD, Inc. to Nakamoto Inc. The name change did not affect our capital structure or the rights of holders of our securities, and no action was required by our stockholders. Unless otherwise indicated, references in this prospectus to “Nakamoto Inc.” prior to January 21, 2026 mean “Kindly MD, Inc.”

Completion of Mergers with BTC Inc. and UTXO Management GP, LLC

On February 20, 2026, we completed our previously announced acquisitions of BTC Inc., a Delaware corporation (“BTC Inc”), and UTXO Management GP, LLC, a Tennessee limited liability company (“UTXO”), pursuant to the Agreement and Plan of Merger with BTC Inc (the “BTC Merger Agreement”) and the Agreement and Plan of Merger with UTXO (the “UTXO Merger Agreement” and together with the BTC Merger Agreement, the “Merger Agreements”), each dated as of February 16, 2026.

Pursuant to the BTC Merger Agreement, BTC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Nakamoto, merged with and into BTC Inc, with BTC Inc surviving the merger as a wholly-owned subsidiary of Nakamoto (the “BTC Merger”). At the closing of the BTC Merger, all issued and outstanding shares of Common Stock and preferred stock of BTC Inc were converted into the right to receive 259,886,237 shares of our Common Stock, par value $0.001 per share (“Common Stock”), and we reserved 78,427,012 shares of Common Stock for issuance in connection with fully-vested BTC Inc stock options assumed by us. Based on the closing price of our Common Stock of $0.248 on February 19, 2026 (the day prior to the closing of the BTC Merger), the aggregate value of the shares of Common Stock issued or issuable as consideration for the BTC Merger, net of aggregate strike prices for the assumed stock options, was approximately $75,065,352. Pursuant to the BTC Merger Agreement, 24,835,418 shares of Common Stock were withheld from the BTC Inc consideration to support post-closing adjustments and indemnification obligations.

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As of the closing of the BTC Merger, each BTC Inc stock option that was outstanding immediately prior to the closing, whether or not then vested or exercisable, was assumed by us, accelerated, fully-vested and automatically converted into an option to acquire shares of our Common Stock based on an exchange ratio of approximately 137.

Contemporaneously with the BTC Merger, UTXO GP Merger Sub, LLC, a Tennessee limited liability company and a wholly-owned subsidiary of Nakamoto, merged with and into UTXO, with UTXO surviving the merger as a wholly-owned subsidiary of Nakamoto (the “UTXO Merger” and together with the BTC Merger, the “February 2026 Mergers”). At the closing of the UTXO Merger, all issued and outstanding equity interests of UTXO were converted into the right to receive 26,481,860 shares of our Common Stock. Based on the closing price of our Common Stock of $0.248 on February 19, 2026 (the day prior to the closing of the UTXO Merger), the value of the UTXO consideration was approximately $6,567,501. Pursuant to the UTXO Merger Agreement, 2,648,186 shares of Common Stock were withheld from the UTXO consideration to support post-closing adjustments and indemnification obligations.

In connection with the February 2026 Mergers, certain equityholders of BTC Inc and UTXO entered into lock-up agreements with us. Under these lock-up agreements, such holders agreed that (i) during the six-month period following closing of the February 2026 Mergers, they will not, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of, or engage in any hedging or derivative transactions with respect to, 50% of the shares of Common Stock received in the applicable February 2026 Merger, and (ii) during the twelve-month period following closing, they will be subject to the foregoing restrictions with respect to the remaining 50% of such securities, in each case subject to customary permitted transfers.

As of February 25, 2026, there were approximately 683,451,950 shares of our Common Stock issued and outstanding, and approximately 890,148,039 shares outstanding on a fully diluted basis (assuming the exercise, conversion or issuance of all outstanding options, warrants, holdback shares, shares to be issued upon delivery of letters of transmittal by BTC Inc stockholders and restricted stock units).

The shares of Common Stock issued as consideration for the February 2026 Mergers were issued pursuant to exemptions from registration under the Securities Act, including those provided by Section 4(a)(2) of the Securities Act.

Amendment to Master Loan Agreement

On January 30, 2026, through our wholly owned subsidiary, Nakamoto Holdings, Inc. (“Nakamoto Holdings”), we entered into the First Amendment to the Master Loan Agreement (the “MLA Amendment”), which amends the Master Loan Agreement, dated as of December 3, 2025, by and between Nakamoto Holdings and Payward Interactive, Inc. (the “Lender”). The MLA Amendment amends the Master Loan Agreement to permit the funding of a designated trading wallet maintained at the Lender (the “Trading Wallet”) and to clarify that the Trading Wallet shall serve as collateral for both the obligations under the Master Loan Agreement and obligations (if any) resulting from trading activity conducted through such wallet.

Our Corporate Information

Our principal executive offices are located at 300 10th Ave South, Nashville, TN 37203, and our telephone number is (615) 676 8668. Our website is www.nakamoto.com. The information on our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement (except for SEC reports that are expressly incorporated by reference herein).

Our Common Stock is listed with, and trades on, the Nasdaq Global Market LLC (“Nasdaq”) under the ticker symbol “NAKA.” Our tradeable warrants to purchase Common Stock are quoted on the OTC Pink Market under the ticker symbol “NAKAW.”

Information Regarding our Capitalization

As of April 6, 2026, we had 690,018,254 shares of Common Stock issued and outstanding. Additional information regarding our issued and outstanding securities may be found under “Description of Capital Stock.”

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before you decide whether to purchase any of our securities, you should carefully consider the specific risks discussed in, or incorporated by reference into, the applicable prospectus supplement, together with all other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider carefully the risks, uncertainties and assumptions discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as well as those that may be disclosed in our subsequent Annual and Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the other filings we make with the SEC, which are incorporated by reference into this prospectus and which may be amended, supplemented, or superseded from time to time by other reports that we file with the SEC in the future. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” beginning on page 2 of this prospectus and “Incorporation of Certain Information by Reference” beginning on page 26 of this prospectus.

The risks and uncertainties disclosed in this prospectus and in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect us. If any of these risks and uncertainties are realized, our business, prospects, financial condition and results of operations may be materially and adversely affected, which could cause you to lose all or a part of your investment in our securities. Additional risks and uncertainties not presently known to us, or that we currently believe are immaterial, also may materially and adversely affect our business, prospects, financial condition and results of operations. Some statements in this prospectus constitute forward-looking statements. Please refer to the section entitled “Forward-Looking Statements.”

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USE OF PROCEEDS

Unless otherwise specified in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include, among other things:

●	pursuit of the Bitcoin Treasury Strategy;

●	working capital;

●	repayment of debt obligations;

●	funding of acquisitions of businesses, assets or technologies;

●	capital expenditures;

●	investment in existing and future projects; and/or

●	repurchases of Common Stock.

We have not determined the specific amount of the net proceeds to be used for such purposes. As a result, our management will retain broad discretion over the allocation of the net proceeds from the sale of the shares of our Common Stock offered by this prospectus. Net proceeds may be temporarily invested prior to use.

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DIVIDEND POLICY

We have not paid dividends during the three most recently completed fiscal years and have no current plans to pay dividends on our Common Stock. We intend to retain future earnings, if any, to finance the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board after considering our financial condition, results of operations, capital requirements, business prospects and other factors our Board deems relevant, and subject to the restrictions contained in any future financing instruments.

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DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes some of the terms of our capital stock, our amended certificate of incorporation (“Certificate of Incorporation”), our amended and restated bylaws (“Bylaws”) and Delaware law. The descriptions in this prospectus of our capital stock and our organizational documents do not purport to be complete and are subject to, and qualified in their entirety by reference to, our organizational documents, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Authorized Capital Stock

As of April 6, 2026, our authorized capital stock was 10,010,000,000 shares, consisting of 10,000,000,000 shares of Common Stock, and 10,000,000 shares of preferred stock, $0.001 par value per share.

As of April 6, 2026, there were 690,018,254 shares of our Common Stock issued and outstanding held and no shares of our preferred stock issued and outstanding.

Common Stock

Holders of shares of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of shares of Common Stock are entitled to receive ratably such dividends if any, as may be declared from time to time by our Board of Directors out of funds legally available for dividend payments. All outstanding shares of Common Stock are fully paid and nonassessable, and the shares of Common Stock to be issued upon completion of this offering will be, upon receipt of the payment therefor as described in this prospectus, fully paid and nonassessable.

The holders of Common Stock have no preferences or rights of cumulative voting, conversion, pre-emptive or other subscription rights. There are no redemption or sinking fund provisions applicable to our Common Stock. In the event of any liquidation, dissolution or winding up of our affairs, holders of shares of Common Stock will be entitled to share ratably in any of our net assets remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of “blank check” preferred stock. Our Board of Directors has the authority, without further stockholder authorization, to issue from time-to-time shares of preferred stock in one or more series and to fix the limitations, relative rights and preferences of each series. Although we have no present plans to issue additional shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of Common Stock, and could adversely affect the rights and powers, including voting rights, of our Common Stock, and could have the effect of delaying, deterring or preventing a change of control of us or an unsolicited acquisition proposal.

Warrants

As of April 6, 2026, we had (i) 61,704,975 outstanding pre-funded warrants to purchase shares of our Common Stock, each with a pre-paid exercise price of $0.001 per share; (ii) 384,936 outstanding tradeable warrants to purchase shares of our Common Stock with an exercise price of $6.33 per one share of our Common Stock and a 5-year exercise term; and (iii) 203,565 outstanding non-tradeable warrants to purchase shares of our Common Stock with an exercise price of $6.33 per one-half of one share of our Common Stock and a 5-year exercise term.

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In connection with the PIPE Transactions described above, on August 15, 2025, we issued 133,800,773 pre-funded warrants to purchase shares of our Common Stock. Such warrants have a remaining per-share exercise price of $0.001 per share.

Anti-Takeover Effect

Several provisions of our Certificate of Incorporation and Bylaws may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our Board of Directors to maximize shareholder value in connection with any unsolicited offer to acquire us.

Choice of Forum

Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware, or if no state court located within the State of Delaware has jurisdiction, the U.S. District Court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our Certificate of Incorporation or our Bylaws, or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine. If any action the subject matter of which is within the scope of this exclusive forum provision is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this provision, and (y) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Our Certificate of Incorporation further provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by applicable law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of and consented to the foregoing forum selection provisions.

Although our Certificate of Incorporation contains the choice of forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees, or stockholders, which may discourage lawsuits with respect to such claims, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

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Authorized but Unissued Shares

The authorized but unissued shares of our Common Stock or preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of any exchange on which our shares are listed. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock could make it more difficult or discourage an attempt to obtain control of us through a proxy contest, tender offer, merger or otherwise.

Election of Directors by Plurality of Shares, Vacancies

Our Bylaws provide for the election of directors that will be elected by a plurality of votes cast by the shares present in person or by proxy at a meeting of the stockholders and entitled to vote thereon, subject to a quorum being present at such meeting. There is no cumulative voting; therefore, directors may be elected with a vote of holders of less than a majority of the outstanding Common Stock.

Our Bylaws also provide that vacancies occurring on our Board of Directors may be filled by the affirmative votes of a majority of the remaining members of our Board of Directors, and not by our stockholders, provided that any such director who fills a vacancy shall only hold the office until a new director is elected by the stockholders at the next meeting of the stockholders. Such provisions in our corporate organizational documents and under Delaware law may prevent or frustrate attempts by our stockholders to change our management or hinder efforts to acquire a controlling interest in us. The inability to make changes to our Board of Directors could prevent or discourage an attempt to take control of the Company through a proxy contest, tender offer, merger or otherwise.

Special Meeting of Stockholders, Advance Notice Requirements for Stockholder Proposals and Director Nominations, Stockholder Action

Our Bylaws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by our Board of Directors, chief executive officer/president, or the secretary of the Company. The secretary shall call a special meeting of stockholders following receipt of one or more written demands to call a special meeting from stockholders of record who own, in the aggregate, at least 25% of the voting power of the outstanding shares of the Company then entitled to vote on the matter or matters to be brought before the proposed special meeting. Stockholders at a special meeting may only consider matters set forth in the notice of the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

Amendments

Our Bylaws may be amended or repealed by a majority vote of our Board of Directors or the affirmative vote of the holders of at least a majority of the voting shares issued and outstanding at any regular or special stockholder meeting.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is VStock Transfer, LLC. The address for VStock Transfer, LLC is 18 Lafayette Place, Woodmere, NY 11598, and the telephone number is (212) 828-8436.

Listing

Shares of our Common Stock are being traded on The Nasdaq Global Market under the symbol “NAKA.”

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DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may offer under this prospectus, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in an applicable prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the applicable prospectus supplement regarding any particular issuance of debt securities.

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed or will file a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of our company and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture as may be filed with an applicable prospectus supplement.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The applicable prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which such prospectus supplement is delivered:

●	the title of the series;

●	the aggregate principal amount;

●	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

●	any limit on the aggregate principal amount;

●	the date or dates on which the debt securities will be issued and on which principal of, and premium, if any, is payable;

●	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

●	the date or dates from which interest will accrue, the interest payment date or dates on which interest will be payable and any regular record date for the interest payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

●	the place or places where principal and, if applicable, premium and interest, is payable;

●	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

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●	the denominations in which such debt securities may be issuable, if other than a minimum denomination of $2,000 or an integral multiple of $1,000 in excess thereof;

●	whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

●	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

●	the currency of denomination;

●	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

●	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

●	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index, including an index based on a currency or currencies other than in which the debt securities are payable, then the manner in which such amounts will be determined;

●	the provisions, if any, relating to any collateral provided for such debt securities;

●	whether the debt securities will be guaranteed by any person or persons and, if so, the identity of such person or persons, the terms and conditions upon which such debt securities shall be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

●	any addition to or change in the covenants described in this prospectus or in the indenture;

●	any events of default, if not otherwise described below under “Defaults and Notice”;

●	the terms and conditions, if any, for conversion into or exchange for our common shares or preferred shares;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

●	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company; and

●	any other terms of the debt securities of such series.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations that apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

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Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into our common shares or preferred shares. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to such debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

●	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

●	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Global Securities

The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series of debt securities.

Certificated Debt Securities

If you hold certificated debt securities issued under an indenture, you may transfer or exchange such debt securities in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

Protection in the Event of Change of Control

Any provision in an indenture that governs the debt securities covered by this prospectus that includes any covenant or other provision providing for a put or increased interest or otherwise that would afford holders of the debt securities additional protection in the event of a recapitalization transaction, a change of control of our company, or a highly leveraged transaction will be described in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, the debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger, Conveyance, Transfer or Lease

We may agree in any indenture that governs the debt securities of any series covered by this prospectus that we will not consolidate with or merge into any other person or convey, transfer or lease (as lessor) our properties and assets as, or substantially as, an entirety to any person, unless such person and such proposed transaction meets various criteria, which we will describe in detail in the applicable prospectus supplement.

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Defaults and Notice

The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, which may include, without limitation:

●	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

●	default in the payment of the principal of or any premium on any debt security of that series at its maturity;

●	default in the deposit of any sinking fund payment, when and as due by the terms of a debt security of that series;

●	default in the performance or breach of any other covenants or agreements in the indenture with respect to the debt securities of such series; and

●	certain events relating to our bankruptcy, insolvency or reorganization.

If an event of default with respect to debt securities of any series covered by this prospectus shall occur and be continuing, we may agree that the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately. Any provisions pertaining to events of default and any remedies associated therewith will be described in the applicable prospectus supplement.

Any indenture that governs the debt securities covered by this prospectus may require that the trustee under such indenture shall, within 90 days after the occurrence of a default, give to holders of debt securities of any series notice of all uncured and unwaived defaults with respect to such series known to it. However, in the case of a default that results from the failure to make any payment of the principal of, premium, if any, or interest on the debt securities of any series, or in the payment of any sinking or purchase fund installment with respect to debt securities of such series, if any, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Any indenture that governs the debt securities covered by this prospectus will contain a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. Any such indenture may provide that the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee under any such indenture may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.

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Any indenture that governs the debt securities covered by this prospectus may endow the holders of such debt securities to institute a proceeding with respect to such indenture, subject to certain conditions, which will be specified in the applicable prospectus supplement and which may include, that the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its power under the indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Even so, such holders may have an absolute right to receipt of the principal of or premium, if any, and interest when due, to require conversion or exchange of debt securities if such indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Modification of the Indenture

We and the trustee may modify any indenture that governs the debt securities of any series covered by this prospectus with or without the consent of the holders of such debt securities, under certain circumstances to be described in a prospectus supplement.

Defeasance; Satisfaction and Discharge

The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.

Regarding the Trustee

We will identify the trustee and any relationship that we may have with such trustee, with respect to any series of debt securities, in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of us, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

Governing Law

The law governing the indenture and the debt securities will be identified in the prospectus supplement relating to the applicable indenture and debt securities.

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DESCRIPTION OF WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of Common Stock, preferred stock or debt securities. Warrants may be issued independently or together with Common Stock, preferred stock or debt securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:

●	the title of such debt warrants;

●	the offering price for such debt warrants, if any;

●	the aggregate number of such debt warrants;

●	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

●	if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

●	if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

●	the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

●	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

●	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

●	information with respect to book-entry procedures, if any;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material United States federal income tax considerations;

●	the antidilution or adjustment provisions of such debt warrants, if any;

●	the redemption or call provisions, if any, applicable to such debt warrants; and

●	any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

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Stock Warrants

The prospectus supplement relating to any particular issue of Common Stock warrants or preferred stock warrants will describe the terms of such warrants, including the following:

●	the title of such warrants;

●	the offering price for such warrants, if any;

●	the aggregate number of such warrants;

●	the designation and terms of the offered securities purchasable upon exercise of such warrants;

●	if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

●	if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

●	the number of shares of Common Stock or preferred stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material United States federal income tax considerations;

●	the antidilution provisions of such warrants, if any;

●	the redemption or call provisions, if any, applicable to such warrants; and

●	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Stock Exchange Listing

Our tradeable warrants to purchase Common Stock are quoted on the OTC Pink Market under the ticker symbol “NAKAW.”

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DESCRIPTION OF RIGHTS

We may issue rights to purchase our debt securities, Common Stock, preferred stock or other securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of debt securities, shares of Common Stock or shares of preferred stock (as applicable) purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of debt securities, shares of Common Stock or shares of preferred stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

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DESCRIPTION OF PURCHASE CONTRACTS

We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities, shares of Common Stock or preferred stock, or other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or debt obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.

The prospectus supplement related to any particular purchase contracts will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

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DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of certain other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any prospectus supplement related to any particular units will describe, among other things:

●	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	if appropriate, any special United States federal income tax considerations applicable to the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

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PLAN OF DISTRIBUTION

General

We may offer and sell the securities in any one or more of the following ways:

●	directly to one or more purchasers;

●	through agents or on a best-efforts basis;

●	to or through underwriters, brokers or dealers;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through a combination of any of these methods; or

●	any other method permitted pursuant to applicable law.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options. For example, we may:

●	enter into transactions involving short sales of the shares of Common Stock by underwriters, brokers or dealers;

●	sell shares of Common Stock short and deliver the shares to close out short positions;

●	enter into option or other types of transactions that require us to deliver shares of Common Stock to an underwriter, broker or dealer, who will then resell or transfer the shares of Common Stock under this prospectus; or

●	loan or pledge the shares of Common Stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post- effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

●	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

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●	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

●	any commissions allowed or paid to agents;

●	any other offering expenses;

●	any securities exchanges on which the securities may be listed;

●	the method of distribution of the securities;

●	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

●	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

●	at a fixed price or prices that may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Such sales may be effected:

●	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in transactions in the over-the-counter market;

●	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

●	through the writing of options; or

●	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Any shares of Common Stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. Any shares of Common Stock offered under this prospectus will be listed on The Nasdaq Global Market (or other such exchange or automated quotation system on which the Common Stock is listed), subject to official notice of issuance.

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The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

●	commercial and savings banks;

●	insurance companies;

●	pension funds;

●	investment companies; and

●	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus.

The following documents previously filed with the SEC are incorporated by reference in this prospectus (other than information furnished and not filed under applicable SEC rules):

●	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 30, 2026; and

●	The Registrant’s Current Reports on Form 8-K filed with the SEC on January 21, 2026, February 2, 2026, February 17, 2026, February 19, 2026 and February 26, 2026 to the extent the information in such report is filed and not furnished and our Current Report on Form 8-K/A filed with the SEC on April 7, 2026; and

●	The description of our Common Stock contained in our Registration Statement on Form 8-A as filed with the SEC on May 13, 2024, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on March 30, 2026, and including any amendments and reports filed for the purpose of updating such description, including any subsequent filings updating the description as contemplated by Item 202 of Regulation S-K.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering, including all such reports and other documents filed with the SEC after the date of the initial filing of the Registration Statement of which this prospectus forms a part and prior to the effectiveness of such Registration Statement, also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (615) 676 8668 or by writing to us at the following address:

Nakamoto Inc.

300 10th Ave South

Nashville, TN 37203

Attn: Teresa Gendron, Chief Financial Officer and Treasurer

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the issuance of the securities offered hereby will be passed upon for us by Reed Smith LLP, Dallas, Texas. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Our independent registered public accounting firm, Sadler, Gibb & Associates, LLC., audited our consolidated financial statements for the years ended December 31, 2025 and 2024, respectively. We have incorporated by reference our consolidated financial statements in this prospectus and elsewhere in the registration statement in reliance on the reports of Sadler, Gibb & Associates, LLC, given their authority as experts in accounting and auditing.

The independent registered public accounting firm of Nakamoto Holdings, Inc. (“Nakamoto Holdings”), Wolf & Company, P.C., audited the financial statements of Nakamoto Holdings for the period from March 6, 2025 (inception) to April 30, 2025. We have incorporated by reference the consolidated financial statements of Nakamoto Holdings in this prospectus and elsewhere in the registration statement in reliance on the reports of Wolf & Company, P.C., given their authority as experts in accounting and auditing.

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The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the U.S. Securities and Exchange Commission declares our registration statement effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED April 9, 2026

PROSPECTUS

Up to $4,993,570,615.16

Common Stock

We have previously entered into a Sales Agreement, dated August 26, 2025, with TD Securities (USA) LLC, Cantor Fitzgerald & Co., B. Riley Securities, Inc., The Benchmark Company, LLC, Canaccord Genuity LLC, Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, Craig-Hallum Capital Group LLC, Needham & Company, LLC and Yorkville Securities, LLC (each an “Agent” and collectively, the “Agents”) (the “Sales Agreement”) relating to shares of our Common Stock, $0.001 par value per share (“Common Stock”), offered by this prospectus. In accordance with the terms of the Sales Agreement, from time to time we may offer and sell shares of our Common Stock having an aggregate gross sales price of up to $5,000,000,000 to or through the Agents, acting as principal and/or the designated sales agent, pursuant to this prospectus. As of the date of this prospectus, we have sold $6,429,384.84 under the ATM Program. We are registering the offer and sale of up to $4,993,570,615.16 that has not been sold under the ATM Program.

Sales of our Common Stock, if any, under this prospectus may be made in negotiated transactions, including block trades or block sales, or at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including without limitation sales made through The Nasdaq Global Market (“Nasdaq”) or any other existing trading market for our Common Stock, or by any method permitted by law. Subject to the terms of the Sales Agreement, each Agent is not required to sell any specific number or dollar amounts of our Common Stock but will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell all of the Common Stock so designated by us (if acting as our sales agent) on the terms and subject to the conditions of the Sales Agreement. There is no current arrangement for funds to be received in any escrow, trust or similar arrangement.

The Agents will be entitled to compensation under the terms of the Sales Agreement at a commission rate of up to 2.0% of the gross proceeds from each sale of our Common Stock. In connection with the sales of our Common Stock on our behalf, each Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of each Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contributions to each Agent against certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our Common Stock is listed on Nasdaq under the symbol “NAKA.” On April 6, 2026, the last reported sale price of our Common Stock on Nasdaq was $0.2187 per share.

Investing in our Common Stock involves significant risks. See “Risk Factors” beginning on page 9 of this prospectus and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act for a discussion of the factors you should carefully consider before deciding to invest in our Common Stock.

Neither the SEC nor any state securities commission has approved or disapproved of our Common Stock or determined if this prospectus is accurate, truthful or complete. Any representation to the contrary is a criminal offense.

TD Securities	Cantor	B. Riley Securities, Inc	Benchmark, a StoneX Company	Canaccord Genuity

Cohen & Company Capital Markets	Craig-Hallum	Needham & Company	Yorkville Securities

The date of this prospectus is                        , 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement on Form S-3 that we have filed with the SEC using a “shelf” registration process. Under this prospectus, we may from time to time sell shares of our Common Stock having an aggregate offering price of up to $4,993,570,615.16 at prices and on terms to be determined by market conditions at the time of the offering. Before investing in our Common Stock offered by this prospectus, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus. These documents contain important information that you should consider when making your investment decision.

To the extent the information contained in this prospectus differs from or conflicts with the information contained in any document incorporated by reference, the information in this prospectus will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

In deciding whether to invest in our Common Stock, you should rely only on the information contained in, or incorporated by reference into, this prospectus and any related free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the Agent have authorized anyone to provide you with different information or to make any representation other than those contained in, or incorporated by reference into, this prospectus and any related free writing prospectus. If anyone provides you with different or inconsistent information or representation, you should not rely on them.

This prospectus, and any accompanying supplement to this prospectus, does not constitute an offer to sell or the solicitation of an offer to buy our Common Stock in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus and any related free writing prospectus and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus or any related free writing prospectus or any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus was made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our business, financial condition, results of operations or prospects.

You should not consider any information in this prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of our Common Stock offered by this prospectus.

Unless the context requires otherwise, in this prospectus, the terms “Nakamoto,” “the Company,” “we,” “us” and “our” refer to Nakamoto Inc. (formerly known as Kindly MD, Inc.) and its consolidated subsidiaries, including Nakamoto Holdings, Inc., BTC Inc. and UTXO Management GP, LLC, among others (except where it is clear from the context that the term means only the issuer, Nakamoto Inc.).

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WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act, we filed a registration statement on Form S-3 relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are part of the registration statement or the exhibits to the reports or other document incorporated into this prospectus for a copy of such contract agreement or other document.

Because we are subject to the information and reporting requirements under the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the Commission are available to the public over the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website or via the SEC’s EDGAR database. In addition, you can find more information about us on our website at www.nakamoto.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, contained or incorporated by reference in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. These statements are only predictions. You should not place undue reliance on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties, many of which are beyond our control, or currently unknown to us. Our assumptions may turn out to be inaccurate and actual events or results may differ materially from our expectation or projections. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including:

●	Our ability to raise capital is necessary to sustain our anticipated operations and implement our business plan;

●	Our ability to implement our business plan;

●	Our ability to generate sufficient cash to survive;

●	The degree and nature of our competition;

●	The general volatility of the capital markets and the establishment of a market for our shares;

●	The potential impact of any future prolonged government shutdown;

●	Disruptions in the U.S. and global economic, financial and geopolitical conditions, including the lingering effects of terrorism and threats of terrorist attacks, armed conflicts;

●	The price and volatility of Bitcoin;

●	Our ability to implement our Bitcoin treasury strategy and its effects on our business; and

●	Other risks detailed in the cautionary statements included, or incorporated by reference, in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make.

The foregoing list may not include all of the risk factors that impact the forward-looking statements made in this prospectus. Our actual financial condition and results could differ materially from those expressed or implied by our forward-looking statements as a result of various factors, including those discussed in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, as well as in the other reports we file with the SEC. You should read this prospectus and the documents filed as exhibits to the registration statement, of which this prospectus is a part, with the understanding that our actual future results may be materially different from the results expressed or implied by our forward-looking statements. The forward-looking statements contained in this prospectus and incorporated by reference herein are made as of the date hereof, and we do not assume any obligation to update any forward-looking statements except as required by applicable law.

We operate in an evolving environment. New risks and uncertainties emerge from time to time and it is not possible for our management to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual future results to be materially different from those expressed or implied by any forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements and our management is responsible for the accuracy of such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

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PROSPECTUS SUMMARY

This summary does not contain all of the information that you should consider before investing in our Common Stock offered by this prospectus. Before making an investment decision, you should carefully read the entire prospectus, including the “Risk Factors” section beginning on page 9 of this prospectus and in our most recent Annual Report on Form 10-K and any updates in our subsequent Quarterly Reports on Form 10-Q, as well as in the other reports we file with the SEC, as well as our financial statements, including the accompanying notes, and the other information incorporated by reference herein and the information in any related free writing prospectus that we may authorize for use in connection with this offering of our Common Stock.

Company Overview

Nakamoto Inc., a Delaware corporation, is a Bitcoin company building a global portfolio of Bitcoin-native companies. We plan to grow our Bitcoin holdings through disciplined accumulation and to leverage our treasury to acquire and develop an ecosystem of Bitcoin companies across finance, media, advisory and more.

We were formed in 2019 as a healthcare and healthcare data company. On August 14, 2025, we acquired a privately held Bitcoin treasury company through a reverse merger and began our Bitcoin treasury and investment strategy. We hold all of our Bitcoin in custody at U.S.-based, institutional-grade custodians that have demonstrated records of regulatory compliance and information security.

On May 12, 2025, we entered into an Agreement and Plan of Merger with our wholly owned subsidiary, Kindly Holdco Corp., and Nakamoto Holdings, Inc. (“Nakamoto”), to merge Nakamoto into Merger Sub, with Nakamoto surviving as a wholly owned subsidiary of the Company (the “August 2025 Merger”). The consideration for the August 2025 Merger consisted of approximately 22.3 million shares of Common Stock. In connection with the August 2025 Merger, we also entered into private placement subscription agreements (the “PIPE Transactions”), with gross proceeds of approximately $540.0 million. Net proceeds from the PIPE Transactions are intended to be used to acquire bitcoin, implement our bitcoin treasury strategy (the “Bitcoin Treasury Strategy”), and for working capital and general corporate purposes. On May 12, 2025, we also agreed to issue convertible notes in the principal amount of $200.0 million to YA II PN, Ltd. (the “Debt Financing”). The August 2025 Merger and PIPE Transactions closed on August 14, 2025, and the Debt Financing closed on August 15, 2025.

On August 26, 2025, we entered into a Sales Agreement with TD Securities (USA) LLC, Cantor Fitzgerald & Co., B. Riley Securities, Inc., The Benchmark Company, LLC, Canaccord Genuity LLC, Cohen & Company Capital Markets, Craig-Hallum Capital Group LLC, Needham & Company, LLC, and Yorkville Securities, LLC (the “Agents”) (the “Sales Agreement”), pursuant to which we may offer and sell shares of our Common Stock having an aggregate offering price of up to $5 billion from time to time through the Agents, acting as our sales agents (the “ATM Program”).

On February 20, 2026, we acquired BTC Inc, the leading provider of Bitcoin-related media and events, and UTXO Management GP, LLC (“UTXO”), an investment firm focused on private and public Bitcoin companies. Through BTC Inc we operate one of the largest global media platforms for Bitcoin, anchored by the globally recognized Bitcoin Conference. UTXO is the first investment in our financial and asset management services division.

Business Segments

We have two principal business segments: Bitcoin Operations and Healthcare Operations.

1.	Bitcoin Operations

A core component of our business strategy is the acquisition and long-term holding of Bitcoin as a treasury reserve asset. We believe Bitcoin is an attractive asset because it can serve as a store of value supported by a robust and public open-source architecture that is untethered to sovereign monetary policy, it offers the potential to serve as a hedge against inflation given its fixed supply, and the Bitcoin network provides the infrastructure and opportunity for the development of financial and technological innovations. As of December 31, 2025, we held approximately 5,342 Bitcoin valued at $467.5 million.

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We view our Bitcoin holdings as long-term holdings and expect to continue to accumulate Bitcoin in the future. We also intend to pursue strategies to create income streams or otherwise generate funds using our Bitcoin holdings. Our Bitcoin operations strategy also includes making minority investments into other Bitcoin-native companies.

Our acquisitions of Bitcoin are conducted through U.S.-based, institutional-grade custodians and reputable third-party exchanges. Our process for purchasing Bitcoin involves due diligence on counterparties, execution through regulated exchanges or over-the-counter desks, and careful consideration of transaction costs.

2.	Healthcare Operations

Kindly LLC (“KindlyMD”), a Utah Limited Liability Company, is a patient-first healthcare company providing value-based care and patient-centered medical services. KindlyMD leverages data analysis and focused integration of mental healthcare to deliver evidence-based, personalized solutions to reduce opioid use and improve health outcomes.

KindlyMD’s value proposition is to provide a patient-focused healthcare experience that integrates traditional medical evaluation and management with mental health integration and compliant alternative medicine education. KindlyMD focuses on creating personalized care plans that help patients return to work and life faster, reduce opioid use, and achieve high patient satisfaction.

KindlyMD’s specialty outpatient clinical services are reimbursed by Medicare, Medicaid, and commercial insurance contracts, and are also offered on a fee-for-service basis. Services include outpatient and telemedicine evaluations and management of pain, functional medicine, cognitive behavioral therapy, recovery support services, overdose education efforts, peer support, limited urgent care, preventative medicine, medically managed weight loss, and hormone therapy.

KindlyMD currently earns revenue through (i) patient care services related to medical evaluation and treatment, (ii) service affiliate agreements, and (iii) product retail sales. Retail product offerings may include products that contain CBD, while maintaining tetrahydrocannabinol (“THC”) amounts within the limits set in the 2018 Farm Bill, as amended, including amendments made by the 2025 Continuing Resolution and Appropriation Package (H.R. 5371).

For a description of our business, financial condition, results of operations and other important information regarding the Company and its digital assets, we refer you to our filings with the SEC incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information” beginning on page 2 of this prospectus.

Recent Developments

Convertible Notes Redemption

On September 30, 2025, we repaid in full our outstanding Secured Convertible Debenture issued to YA II PN, Ltd. In connection with the repayment, the Debenture Purchase Agreement and Security Documents (as defined in the Debenture Purchase Agreement) were terminated (other than specified indemnification provisions), and the Registration Rights Agreement between the Company and YA II PN, Ltd. dated August 15, 2025 is no longer in effect. As a result, no shares are issuable upon conversion of the debenture.

Change in State of Incorporation

On December 17, 2025, we completed a change in our state of incorporation from Utah to Delaware by filing a Certificate of Incorporation with the Secretary of State of the State of Delaware. In connection with the reincorporation, our corporate affairs became subject to the Delaware General Corporation Law, and the rights of stockholders are now governed by Delaware law and our Certificate of Incorporation and Bylaws, as adopted in connection with the reincorporation. The reincorporation did not result in any change in the Company’s business, management, fiscal year, assets or liabilities.

Name Change

On January 21, 2026, we changed our corporate name from Kindly MD, Inc. to Nakamoto Inc. The name change did not affect our capital structure or the rights of holders of our securities, and no action was required by our stockholders. Unless otherwise indicated, references in this prospectus to “Nakamoto Inc.” prior to January 21, 2026 mean “Kindly MD, Inc.”

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Completion of Mergers with BTC Inc. and UTXO Management GP, LLC

On February 20, 2026, we completed our previously announced acquisitions of BTC Inc., a Delaware corporation (“BTC Inc”), and UTXO Management GP, LLC, a Tennessee limited liability company (“UTXO”), pursuant to the Agreement and Plan of Merger with BTC Inc (the “BTC Merger Agreement”) and the Agreement and Plan of Merger with UTXO (the “UTXO Merger Agreement” and together with the BTC Merger Agreement, the “Merger Agreements”), each dated as of February 16, 2026.

Pursuant to the BTC Merger Agreement, BTC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Nakamoto, merged with and into BTC Inc, with BTC Inc surviving the merger as a wholly-owned subsidiary of Nakamoto (the “BTC Merger”). At the closing of the BTC Merger, all issued and outstanding shares of Common Stock and preferred stock of BTC Inc were converted into the right to receive 259,886,237 shares of our Common Stock, par value $0.001 per share (“Common Stock”), and we reserved 78,427,012 shares of Common Stock for issuance in connection with fully-vested BTC Inc stock options assumed by us. Based on the closing price of our Common Stock of $0.248 on February 19, 2026 (the day prior to the closing of the BTC Merger), the aggregate value of the shares of Common Stock issued or issuable as consideration for the BTC Merger, net of aggregate strike prices for the assumed stock options, was approximately $75,065,352. Pursuant to the BTC Merger Agreement, 24,835,418 shares of Common Stock were withheld from the BTC Inc consideration to support post-closing adjustments and indemnification obligations.

As of the closing of the BTC Merger, each BTC Inc stock option that was outstanding immediately prior to the closing, whether or not then vested or exercisable, was assumed by us, accelerated, fully-vested and automatically converted into an option to acquire shares of our Common Stock based on an exchange ratio of approximately 137.

Contemporaneously with the BTC Merger, UTXO GP Merger Sub, LLC, a Tennessee limited liability company and a wholly-owned subsidiary of Nakamoto, merged with and into UTXO, with UTXO surviving the merger as a wholly-owned subsidiary of Nakamoto (the “UTXO Merger” and together with the BTC Merger, the “February 2026 Mergers”). At the closing of the UTXO Merger, all issued and outstanding equity interests of UTXO were converted into the right to receive 26,481,860 shares of our Common Stock. Based on the closing price of our Common Stock of $0.248 on February 19, 2026 (the day prior to the closing of the UTXO Merger), the value of the UTXO consideration was approximately $6,567,501. Pursuant to the UTXO Merger Agreement, 2,648,186 shares of Common Stock were withheld from the UTXO consideration to support post-closing adjustments and indemnification obligations.

In connection with the February 2026 Mergers, certain equityholders of BTC Inc and UTXO entered into lock-up agreements with us. Under these lock-up agreements, such holders agreed that (i) during the six-month period following closing of the February 2026 Mergers, they will not, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of, or engage in any hedging or derivative transactions with respect to, 50% of the shares of Common Stock received in the applicable February 2026 Merger, and (ii) during the twelve-month period following closing, they will be subject to the foregoing restrictions with respect to the remaining 50% of such securities, in each case subject to customary permitted transfers.

As of February 25, 2026, there were approximately 683,451,950 shares of our Common Stock issued and outstanding, and approximately 890,148,039 shares outstanding on a fully diluted basis (assuming the exercise, conversion or issuance of all outstanding options, warrants, holdback shares, shares to be issued upon delivery of letters of transmittal by BTC Inc stockholders and restricted stock units).

The shares of Common Stock issued as consideration for the February 2026 Mergers were issued pursuant to exemptions from registration under the Securities Act, including those provided by Section 4(a)(2) of the Securities Act.

Amendment to Master Loan Agreement

On January 30, 2026, through our wholly owned subsidiary, Nakamoto Holdings, Inc. (“Nakamoto Holdings”), we entered into the First Amendment to the Master Loan Agreement (the “MLA Amendment”), which amends the Master Loan Agreement, dated as of December 3, 2025, by and between Nakamoto Holdings and Payward Interactive, Inc. (the “Lender”). The MLA Amendment amends the Master Loan Agreement to permit the funding of a designated trading wallet maintained at the Lender (the “Trading Wallet”) and to clarify that the Trading Wallet shall serve as collateral for both the obligations under the Master Loan Agreement and obligations (if any) resulting from trading activity conducted through such wallet.

Our Corporate Information

Our principal executive offices are located at 300 10th Ave South, Nashville, TN 37203, and our telephone number is (615) 676 8668. Our website is www.nakamoto.com. The information on our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement (except for SEC reports that are expressly incorporated by reference herein).

Our Common Stock is listed with, and trades on, Nasdaq under the ticker symbol “NAKA.” Our tradeable warrants to purchase Common Stock are quoted on the OTC Pink Market under the ticker symbol “NAKAW.”

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THE OFFERING

Issuer	Nakamoto Inc., a Delaware corporation.

Common Stock offered by us	Shares of our Common Stock having an aggregate offering price of up to $4,993,570,615.16.

Common Stock to be outstanding following this offering

23,522,988,601 shares of Common Stock, assuming (i) the sale of $4,993,570,615.16 shares of our Common Stock in this offering at an assumed offering price of $0.2187 per share, which was the last reported sale price of our Common Stock on Nasdaq on April 6, 2026 and (ii) a total of 690,018,254 shares of Common Stock outstanding as of April 6, 2026. The actual number of shares of our Common Stock issued will vary depending on how many shares of our Common Stock we choose to sell and the sale prices at which such sales occur. Until we amend our Certificate of Incorporation to increase the authorized shares of common stock, we would only be able to issue under the Sales Agreement that number of shares, which, when added together with all outstanding shares and all shares reserved for issuance pursuant to outstanding preferred shares, options and warrants, would not exceed 10,000,000,000 shares.

Plan of Distribution	Sales of our Common Stock, if any, will be made from time to time in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act to or through the Agents, acting as the principal and/or the designated sales agent. The Agents will use commercially reasonable efforts to sell on our behalf all of the Common Stock requested to be sold by us, consistent with their normal trading and sales practices. See “Plan of Distribution” beginning on page 14 of this prospectus.

Use of Proceeds	We may use the net proceeds from the sale of shares of our Common Stock, if any, for general corporate purposes, which include, among other things, pursuit of the Bitcoin Treasury Strategy, working capital, funding of acquisitions of businesses, assets or technologies, capital expenditures, and/or investing in existing and future projects. Our management will retain broad discretion over the allocation of the net proceeds from the sale of the shares of our Common Stock offered by this prospectus. See “Use of Proceeds” beginning on page 11 of this prospectus.

Risk Factors	See “Risk Factors” beginning on page 9 of this prospectus and in the documents incorporated herein by reference for a discussion of certain factors you should carefully consider before deciding to invest in shares of our Common Stock.

Nasdaq Global Market symbol	Our Common Stock is listed on Nasdaq under the symbol “NAKA”.

The number of shares of our Common Stock expected to be outstanding immediately after this offering is based on 690,018,254 shares of our Common Stock outstanding as of April 6, 2026, and excludes, in each case, as of April 6, 2026:

●	78,714,278 shares of our Common Stock issuable upon exercise of outstanding stock options;

●	17,636,822 shares of our Common Stock issuable upon vesting of outstanding restricted stock units;

●	61,704,975 shares issuable upon exercise of outstanding pre-funded warrants;

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●	384,936 shares issuable upon exercise of outstanding tradable warrants;

●

101,783 shares issuable upon exercise of all outstanding non-tradable warrants;

27,483,604 shares issuable upon the expiration of the holdback periods contemplated by (i) that certain Agreement and Plan of Merger (the “BTC Merger Agreement”) with BTC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Nakamoto, BTC Inc., a Delaware corporation (“BTC”), and the stockholder representative party thereto and (b) that certain Agreement and Plan of Merger by and among Nakamoto, UTXO GP Merger Sub, LLC, a Tennessee limited liability company and a wholly-owned subsidiary of Nakamoto, UTXO Management GP, LLC, a Tennessee limited liability company, David Bailey, in his individual capacity, Tyler Evans, in his individual capacity, and the equityholder representative party thereto.

●	16,678,652 shares issuable upon delivery of letters of transmittal from BTC stockholders pursuant to the BTC Merger Agreement.

●	40,872,722 shares reserved for issuance under our 2025 Stock and Incentive Plan; and

●	436,719 shares reserved for issuance under our 2022 Stock and Incentive Plan.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	being permitted to only disclose two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	reduced disclosure about our executive compensation arrangements;

●	not being required to hold advisory votes on executive compensation or to obtain stockholder approval of any golden parachute arrangements not previously approved;

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002; and

●	an exemption from compliance with the requirements of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on the financial statements.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. Additionally, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption and, therefore, while we are an emerging growth company we will not be subject to new or revised accounting standards at the same time that they become applicable to other public companies that are not emerging growth companies. As a result of this election, our financial statements may not be comparable to those of other public companies that comply with new or revised accounting pronouncements as of public company effective dates.

We are also a “smaller reporting company,” meaning that the market value of our shares held by nonaffiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our shares held by non-affiliates is less than $250 million as of the last business day of the most recently completed second fiscal quarter or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by nonaffiliates is less than $700 million as of the last business day of the most recently completed second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under “Risk Factors” in our most recent annual report on Form 10-K as may be supplemented or updated in our quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any accompanying prospectus supplement, together with all of the other information included or incorporated by reference in this prospectus and in any accompanying prospectus supplement, including our financial statements and related notes, before deciding whether to purchase our securities.

Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future. The Company is supplementing the risk factors previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 2025 (the “Form 10-K”) with the following risk factors. These risk factors should be read in conjunction with the risk factors included in the Form 10-K.

Risks Related to this Offering and Our Common Stock

The price of our Common Stock has and may continue to fluctuate significantly, and this may make it difficult for you to resell shares of Common Stock owned by you at times or at prices you find attractive.

The trading price of our Common Stock has fluctuated widely and may continue to fluctuate widely as a result of a number of factors, many of which are outside our control. This volatility may affect the price at which you could sell the shares of our Common Stock, and the sale of substantial amounts of our Common Stock could adversely affect the price of our Common Stock. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors.

As a result, you may not be able to sell your shares of Common Stock at or above the price at which you purchase them. In addition, the stock market in general, and Nasdaq and the stock of digital asset and blockchain technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our Common Stock, regardless of our actual operating performance.

Management will have broad discretion as to the allocation of the net proceeds from the sale of the shares of our Common Stock offered by this prospectus, and we may not use the net proceeds effectively.

Our management will have broad discretion in the use of the net proceeds we receive from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used in a manner you may deem appropriate. You must rely on the judgment of our management regarding the use of the net proceeds of this offering. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. In addition, our management could use the proceeds in ways that do not improve our business or results of operations or enhance the value of our Common Stock, which could have a material adverse effect on our business and cause the price of our Common Stock to decline. See “Use of Proceeds” beginning on page 11 of this prospectus.

You may experience immediate and substantial dilution in the net tangible book value per share of our Common Stock you purchase.

The offering price per share of our Common Stock in this offering may exceed the net tangible book value per share of our Common Stock outstanding prior to this offering. Assuming that an aggregate of 22,832,970,347 shares of our Common Stock are sold pursuant to this prospectus at a price of $0.2187 per share, which was the last reported sale price of our Common Stock on Nasdaq on April 6, 2026, for aggregate gross proceeds of $4,993,570,615.16 before deducting estimated commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $0.9079 per share, representing the difference between our pro forma as adjusted net tangible book value per share as of December 31, 2025, after giving effect to this offering, the assumed offering price and estimated offering related expenses.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share of our Common Stock in this offering. We may sell shares of our Common Stock or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares of our Common Stock or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible into or exchangeable for our Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

In addition, the sale of shares of our Common Stock in this offering and any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of our Common Stock, or the perception that those shares may be sold, will have on the market price of our Common Stock.

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We plan to sell shares of our Common Stock in “at the market offerings,” and investors who purchase shares of our Common Stock at different times will likely pay different prices.

Investors who purchase shares of our Common Stock in this offering at different times will likely pay different prices and may experience different outcomes in their investment results. We will have discretion, subject to the effect of market conditions, to vary the timing, prices and numbers of shares of our Common Stock sold in this offering. Investors may experience a decline in the value of their shares of our Common Stock. Many factors could have an impact on the market price of our Common Stock, including the factors described above and those disclosed under “Risk Factors” in our most recent Annual Report on Form 10-K, as well as those which may be disclosed in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the other filings we make with the SEC.

The sale or availability for sale of a substantial number of shares of our Common Stock could adversely affect the market price of such shares.

Sales of a substantial number of shares of our Common Stock in the public market, or the perception or indication that these sales could occur, could adversely affect the market price of such shares and could materially impair our ability to raise capital through equity offerings in the future or cause the trading price of our Common Stock to decline. We are unable to predict what effect, if any, sales of securities in this offering or by our significant stockholders, directors or officers will have on the market price of our Common Stock.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver instructions to the Agents to sell shares of our Common Stock at any time throughout the term of the Sales Agreement. The number of shares that are sold to or through the Agents after our instruction will fluctuate based on a number of factors, including the market price of our Common Stock during the sales period, the limits we set with the Agents in any instruction to sell shares, and the demand for our Common Stock during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

Market price of our Common Stock may be volatile, which could subject us to securities class action litigation and result in substantial losses for our stockholders.

The market price of shares of our Common Stock could be subject to wide fluctuations in response to many risk factors listed in this section and the documents incorporated by reference in this prospectus as well as other factors others beyond our control. Furthermore, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations as well as general economic, political and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market price of shares of our Common Stock. In addition, such fluctuations could subject us to securities class action litigation, which could result in substantial costs and divert our management’s attention from other business concerns, which could potentially harm our business. As a result of this volatility, our stockholders may not be able to sell their shares of our Common Stock at or above the price at which they purchased their shares of our Common Stock.

If securities analysts do not publish research or reports about our business or if they publish negative, or inaccurate, evaluations of our Common Stock, the price of our stock and trading volume could decline.

The trading market for our Common Stock may be impacted, in part, by the research and reports that securities or industry analysts publish about us or our business. There can be no assurance that analysts will cover us, continue to cover us or provide favorable coverage. If one or more analysts downgrade our Common Stock or change their opinion of our Common Stock, our share price may decline. In addition, if one or more analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

We intend to use the net proceeds from this offering, if any, together with our existing cash and cash equivalents, for general corporate purposes, which includes, among other things, pursuit of the Bitcoin Treasury Strategy, the price of which has been, and will likely continue to be, highly volatile.

We intend to use the net proceeds from this offering, if any, together with our existing cash and cash equivalents, for general corporate purposes, which includes, among other things, pursuit of the Bitcoin Treasury Strategy. The price of bitcoin has historically been, and is expected to continue to be, highly volatile and subject to significant fluctuations over short periods of time. As a result, the value of our bitcoin holdings could decrease substantially after we purchase it, which could have a material adverse effect on our financial condition and results of operations. Factors contributing to bitcoin’s volatility include, but are not limited to, changes in market sentiment, regulatory developments, technological advancements, security breaches, and macroeconomic trends. There can be no assurance that the value of bitcoin will not decline or that we will be able to liquidate our bitcoin holdings at favorable prices, if at all. Consequently, investors in this offering may be exposed to the risk of significant losses due to the unpredictable nature of bitcoin’s price movements.

10

USE OF PROCEEDS

We may issue and sell from time to time shares of our Common Stock having an aggregate gross sales price of up to $4,993,570,615.16. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares of our Common Stock under or fully utilize the Sales Agreement with the Agents as a source of financing.

We currently intend to use the net proceeds, from the sale of our Common Stock offered by this prospectus, if any, together with our existing cash and cash equivalents, for general corporate purposes, including, among other things:

●	pursuit of the Bitcoin Treasury Strategy;

●	working capital;

●	funding of acquisitions of businesses, assets or technologies;

●	capital expenditures; and/or

●	investment in existing and future projects.

We have not determined the specific amount of the net proceeds to be used for such purposes. As a result, our management will retain broad discretion over the allocation of the net proceeds from the sale of the shares of our Common Stock offered by this prospectus. Net proceeds may be temporarily invested prior to use.

11

DILUTION

If you purchase shares of our Common Stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of our Common Stock and the pro forma as adjusted net tangible book value per share of our Common Stock after this offering. As of December 31, 2025, our pro forma net tangible book value was $511,124,590, or $1.1429 per share of Common Stock. Net tangible book value per share is determined by dividing our total tangible assets (assets less goodwill and intangibles), less total liabilities, by the number of shares of our Common Stock outstanding as of December 31, 2025.

The pro forma net tangible book value and pro forma outstanding Common Stock as of December 31, 2025 includes the following:

●	our actual net tangible book value and shares of outstanding Common Stock as of December 31, 2025, as reported in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with SEC on March 30, 2026;

●	the issuance of 10,000,000 shares of Common Stock upon exercise pre-funded warrants;

●	the repurchase of 327,901 shares of Common Stock at an average price per share of $0.37; and

●	the cancellation of 406,013 shares of Common Stock.

After giving effect to the sale by us of shares of our Common Stock in the aggregate amount of $4,993,570,615.16 in this offering at an assumed offering price of $0.2187 per share, which was the last reported sale price of our Common Stock on Nasdaq on April 6, 2026, and after deducting estimated commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2025 would have been approximately $5,472,236,996, or $0.2351 per share of Common Stock. This amount represents (i) for existing stockholders, an immediate decrease in net tangible book value of $0.9079 per share of our Common Stock and (ii) for purchasers in this offering, an immediate accretion of $0.0164 per share of our Common Stock. The following table illustrates the dilution to our existing stockholders and accretion to purchasers in this offering:

Assumed public offering price per share of our Common Stock		$0.2187
Pro forma net tangible book value per share of our Common Stock as of December 31, 2025	$1.1429
Decrease in pro forma net tangible book value per share of our Common Stock attributable to new investors (the dilution of pro forma tangible book value per share of Common Stock to existing stockholders)	$0.9079
Pro forma as adjusted net tangible book value per share of our Common Stock, after giving effect to this offering		$0.2351
Accretion per share of our Common Stock to new investors purchasing our Common Stock in this offering		$0.0164

The table above assumes, for illustrative purposes, that an aggregate of 22,832,970,347 shares of our Common Stock are sold at a price of $0.2187 per share, which was the last reported sale price of our Common Stock on Nasdaq on April 6, 2026, for aggregate gross proceeds of $4,993,570,615.16.

The shares of our Common Stock sold in this offering, if any, will be sold from time to time at various prices.

An increase of $0.10 per share in the price at which the shares of our Common Stock are sold from the assumed offering price of $0.2187 per share shown in the table above to $0.3187, assuming all of the shares of our Common Stock in the aggregate amount of $4,993,570,615.16 during the term of the Sales Agreement are sold at that price, (i) would, for existing stockholders, result in an immediate decrease in our pro forma as adjusted net tangible book value of $0.8034 per share of our Common Stock rather than $0.9079 per share of our Common Stock and (ii) would, for purchasers in this offering, result in an immediate accretion of $0.0209 per share of our Common Stock rather than $0.0164 per share of our Common Stock.

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A decrease of $0.10 per share in the price at which the shares are sold from the assumed offering price of $0.2187 per share shown in the table above to $0.1287, assuming all of the shares of our Common Stock in the aggregate amount of $4,993,570,615.16 during the term of the Sales Agreement are sold at that price, (i) would, for existing stockholders, result in an immediate decrease in our pro forma as adjusted net tangible book value of $1.0142 per share of our Common Stock rather than $0.9079 per share of our Common Stock and (ii) would, for purchasers in this offering, result in an immediate accretion of $0.0100 per share of our Common Stock rather than $0.0164 per share of our Common Stock.

The number of shares of our Common Stock expected to be outstanding immediately after this offering included in the table above is based on 23,522,988,601 shares of our Common Stock. Issuing 22,832,970,347 shares would cause us to exceed our authorized common shares. Until we amend our amended certificate of incorporation (“Certificate of Incorporation”) to increase the authorized shares of common stock, we would only be able to issue under the sales agreement with the Sales Agents that number of shares, which, when added together with all outstanding shares and all shares reserved for issuance pursuant to outstanding preferred shares, options and warrants would not exceed 10,000,000,000 shares. Any such amendment of our Certificate of Incorporation to increase the authorized shares of common stock would require the approval of a majority of the shares of common stock outstanding and entitled to vote at the meeting held for such vote.

This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares of our Common Stock sold in this offering.

To the extent that other shares of our Common Stock are issued, investors purchasing shares of our Common Stock in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to our stockholders.

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PLAN OF DISTRIBUTION

We have previously entered into a sales agreement with TD Securities (USA) LLC, Cantor Fitzgerald & Co., B. Riley Securities, Inc., The Benchmark Company, LLC, Canaccord Genuity LLC, Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, Craig-Hallum Capital Group LLC, Needham & Company, LLC and Yorkville Securities, LLC (each an “Agent” and collectively, the “Agents”) (the “Sales Agreement”), under which we may offer and sell our Common Stock from time to time through the Agents, acting as our agent and/or principal. The amount offered under this prospectus is in addition to the $6,429,384.84 previously sold under the ATM Agreement pursuant to our automatic shelf registration statement on Form S-3ASR (File No. 333-289868) filed with the Commission on August 26, 2025, as amended by post-effective amendment No. 1 to the registration statement filed with the Commission on March 30, 2026. Pursuant to this prospectus, we may offer and sell up to an aggregate of $4,993,570,615.16 of our Common Stock. Sales of our Common Stock, if any, will be made in negotiated transactions, including block trades or block sales, or at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act including without limitation sales made through Nasdaq or on any other existing trading market for our Common Stock, or by any other method permitted by law. Sales pursuant to the Sales Agreement may be made through an affiliate of TD Securities.

The Agents will offer our Common Stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and the Agents. We will designate the maximum amount of Common Stock to be sold through the Agents on a daily basis or otherwise determine such maximum amount together with the Agents. Subject to the terms and conditions of the Sales Agreement, each Agent will use its commercially reasonable efforts to sell on our behalf all of the shares of Common Stock requested to be sold by us. We may instruct the Agents not to sell Common Stock if the sales cannot be effected at or above the price designated by us in any such instruction. The Agents or we may suspend the offering of our Common Stock being made through the Agents under the Sales Agreement upon proper notice to the other party. The Agents and we each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time.

The aggregate compensation payable to the Agents will be an amount up to 2.0% of the gross sales price of the shares sold through it pursuant to the Sales Agreement. We have also agreed to reimburse the Agents up to $150,000 of the Agents’ actual outside legal expenses incurred by the Agents in connection with this offering and certain ongoing legal expenses. We estimate that the total expenses of the offering payable by us, excluding commissions payable to the Agents under the Sales Agreement, will be approximately $1,191,312.10.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such Common Stock.

Each Agent will provide written confirmation to us by 10:00 p.m., New York City time, on each day in which Common Stock is sold through it as sales agent under the Sales Agreement. Each confirmation will include the number of shares of Common Stock sold through it as sales agent on that day, the volume-weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us in connection with the sales of Common Stock.

We will report at least quarterly the number of shares of Common Stock sold through the Agents under the Sales Agreement and the net proceeds to us.

Settlement for sales of Common Stock will occur, unless the parties agree otherwise, on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of our Common Stock on our behalf, the Agents will be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to the Agents will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to the Agents against certain liabilities, including liabilities under the Securities Act. The Agents, when acting as our sales agent pursuant to the Sales Agreement will not engage in any transactions that stabilize our Common Stock.

Our Common Stock is listed on Nasdaq and trades under the symbol “NAKA.” The transfer agent of our Common Stock is VStock Transfer, LLC.

The Agents and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

On May 12, 2025, we entered into a Secured Convertible Debenture Purchase Agreement (the “Debenture Purchase Agreement”) with YA II PN, Ltd., which is managed by Yorkville Advisors Global, LP, an affiliate of Yorkville Securities, LLC, pursuant to which we agreed to issue and sell a secured convertible debenture (the “Convertible Debenture”) in the principal amount of $200.0 million to YA II PN, Ltd. (the “Convertible Debt Transaction”). The Convertible Debt Transaction closed on August 15, 2025. We also issued 3.0 million unregistered shares of our Common Stock to YA II PN, Ltd. in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act. Additionally, YA II PN, Ltd. purchased 14,246,002 shares of our Common Stock in the PIPE Transaction.

On September 30, 2025, we repaid in full our outstanding Convertible Debenture issued to YA II PN, Ltd. In connection with the repayment, the Debenture Purchase Agreement and Security Documents (as defined in the Debenture Purchase Agreement) were terminated (other than specified indemnification provisions), and the Registration Rights Agreement between the Company and YA II PN, Ltd. dated August 15, 2025 is no longer in effect. As a result, no shares were issuable under the Convertible Debenture.

We issued 11,624,050 shares of our Common Stock to Cohen & Company Securities, LLC as payment for the advisory services provided in connection with the August 2025 Merger, PIPE Transactions and Convertible Debt Transaction.

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LEGAL MATTERS

Certain legal matters will be passed upon for us by Reed Smith LLP. The Agents are being represented in connection with this offering by Cooley LLP, New York, New York.

EXPERTS

Our independent registered public accounting firm, Sadler, Gibb & Associates, LLC., audited our consolidated financial statements for the years ended December 31, 2025 and 2024, respectively. We have incorporated by reference our consolidated financial statements in this prospectus and elsewhere in the registration statement in reliance on the reports of Sadler, Gibb & Associates, LLC., given their authority as experts in accounting and auditing.

The independent registered public accounting firm of Nakamoto Holdings, Wolf & Company, P.C., audited the financial statements of Nakamoto Holdings for the period from March 6, 2025 (inception) to April 30, 2025. We have incorporated by reference the consolidated financial statements of Nakamoto Holdings in this prospectus and elsewhere in the registration statement in reliance on the reports of Wolf & Company, P.C., given their authority as experts in accounting and auditing.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus.

The following documents previously filed with the SEC (other than information furnished and not filed under applicable SEC rules) are incorporated by reference in this prospectus:

●	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 30, 2026; and

●	The Registrant’s Current Reports on Form 8-K filed with the SEC on January 21, 2026, February 2, 2026, February 17, 2026, February 19, 2026 and February 26, 2026 to the extent the information in such report is filed and not furnished and our Current Report on Form 8-K/A filed with the SEC on April 7, 2026; and

●	The description of our Common Stock contained in our Registration Statement on Form 8-A as filed with the SEC on May 13, 2024, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on March 30, 2026, and including any amendments and reports filed for the purpose of updating such description, including any subsequent filings updating the description as contemplated by Item 202 of Regulation S-K.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering, including all such reports and other documents filed with the SEC after the date of the initial filing of the Registration Statement of which this prospectus forms a part and prior to the effectiveness of such Registration Statement, also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as modified or superseded.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (615) 676 8668 or by writing to us at the following address:

Nakamoto Inc.

300 10th Ave South

Nashville, TN 37203

Attn: Teresa Gendron, Chief Financial Officer and Treasurer

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Up to $4,993,570,615.16

Common Stock

PROSPECTUS

TD Securities	Cantor	B. Riley Securities, Inc	Benchmark, a StoneX Company	Canaccord Genuity

Cohen & Company Capital Markets	Craig-Hallum	Needham & Company	Yorkville Securities

               , 2026

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the registrant. All of such fees and expenses, except for the SEC registration fee are estimated:

SEC registration fee	$0
FINRA filing fee	$0
Legal fees and expenses	**
Printing fees and expenses	**
Accounting fees and expenses	**
Transfer agent fees and expenses	**
Miscellaneous fees and expenses	**
Total	**

**	These fees and expenses depend on the securities offered and the number of issuances and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or the DGCL, authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

In addition, our bylaws provide that:

●	we will indemnify directors and officers (and, in our board’s discretion, certain employees and agents) to the fullest extent permitted by the DGCL, including for expenses, judgments, fines and settlements;

●	we will provide mandatory indemnification for expenses to any indemnitee successful on the merits or otherwise;

●	we will advance reasonable expenses, including attorneys’ fees, to directors and officers (and, in our board’s discretion, to certain employees and agents), subject to an undertaking to repay and any limits in the DGCL and our bylaws (including for proceedings initiated by an indemnitee unless authorized by our board);

●	indemnification and advancement rights are non-exclusive of any other rights; and

●	we may enter into indemnification agreements providing the fullest lawful protection and advancement.

We maintain insurance that covers certain liabilities of our directors and officers, including under the Securities Act, subject to customary exclusions and limits. These policies may also reimburse the Company for indemnification payments.

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Item 16. Exhibits.

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
1.2*	Sales Agreement, dated August 26, 2025, by and among the Company and TD Securities (USA) LLC, Cantor Fitzgerald & Co., B. Riley Securities, Inc., The Benchmark Company, LLC, Canaccord Genuity LLC, Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, Craig-Hallum Capital Group LLC, Needham & Company, LLC and Yorkville Securities, LLC
3.1	Certificate of Incorporation of Nakamoto Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 21, 2026)
3.2	Certificate of Amendment of Nakamoto Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on January 21, 2026)
3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K filed with the SEC on January 21, 2026)
4.1*	Form of Indenture
4.2*	Form of Certificate of Designation
4.3*	Form of Warrant Agreement
4.4*	Form of Warrant
4.5*	Form of Rights Agent Agreement
4.6*	Form of Purchase Contract
4.7*	Form of Unit Agreement
5.1#	Opinion of Reed Smith LLP
23.1#	Consent of Sadler, Gibb & Associates, LLC, dated April 9, 2026.
23.2#	Consent of Wolf & Company, P.C., dated April 9, 2026.
23.3#	Consent of Reed Smith LLP (included in Exhibit 5.1).
24.1#	Power of Attorney (included on the signature page hereto).
25.1**	Form T-1 Statement of Eligibility of Trustee to act as trustee under the Indenture.
107#	Filing Fee Table.

#	Filed herewith.

*	If applicable, to be filed by amendment or by a report filed under the Exchange Act and incorporated herein by reference.

**	To be filed, if applicable, in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act and the applicable rules thereunder.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

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(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

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The undersigned registrant undertakes that in an offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Nashville, Tennessee, on April 9, 2026.

NAKAMOTO INC.

By:	/s/ David Bailey
David Bailey
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Bailey and Teresa Gendron, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any registration statement filed pursuant to Rule 462(b) under the Securities Act in connection with the registration under the Securities Act of equity securities of the registrant, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ David Bailey	Chief Executive Officer and Director	April 9, 2026
David Bailey	(Principal Executive Officer)

/s/ Teresa Gendron	Chief Financial Officer and Treasurer	April 9, 2026
Teresa Gendron	(Principal Financial Officer)

/s/ John Dalton	Chief Accounting Officer and Controller	April 9, 2026
John Dalton	(Principal Accounting Officer)

/s/ Timothy Pickett	Director and Chief Medical Officer	April 9, 2026
Timothy Pickett

/s/ Perianne Boring	Director	April 9, 2026
Perianne Boring

/s/ Greg Xethalis	Director	April 9, 2026
Greg Xethalis

/s/ Charles Blackburn	Director	April 9, 2026
Charles Blackburn

/s/ Mark Yusko	Director	April 9, 2026
Mark Yusko

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